           As filed with the Securities and Exchange Commission on July 27, 1999
                                                  Registration No. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             Ohio                                                34-0117420
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

   One Applied Plaza, Cleveland, Ohio                               44115
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

          Applied Industrial Technologies, Inc. Retirement Savings Plan
          -------------------------------------------------------------
                            (Full title of the plan)

                                Robert C. Stinson
   Vice President-Chief Administrative Officer, General Counsel and Secretary
                      Applied Industrial Technologies, Inc.
                    One Applied Plaza, Cleveland, Ohio 44115
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (216) 426-4000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                             Proposed Maximum        Proposed Maximum
Title of Securities         Amount to be     Offering Price          Aggregate Offering         Amount of
to be Registered (1)        Registered        per Share  (2)         Price (2)                  Registration Fee
================================================================================================================
Common Stock,                 800,000             15.125                $12,100,000                $3,364
no par value
================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per unit is calculated as the average of the high and low prices for the Common Stock as reported in the New York Stock Exchange consolidated reporting system as of July 23, 1999.

================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by Applied Industrial Technologies, Inc. (the "Registrant") to register additional securities under the Applied Industrial Technologies, Inc. Retirement Savings Plan (the "Plan") which is covered by and filed as exhibit to the Registrant's Registration Statements on Form S-8 (File No. 033-65513). The contents of Registration Statement No. 033-65513 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.       EXHIBITS.
              ---------

              The following is a complete list of exhibits filed as a part of or incorporated by reference in this Registration Statement.

Exhibit No:                Description of Exhibit
-----------                ----------------------

       4(a) Certificate of Merger of Bearings, Inc. (Ohio) and Bearings, Inc. (Delaware) filed with the Ohio Secretary of State on October 18, 1988, including an Agreement and Plan of Reorganization dated September 6, 1988 (filed as Exhibit 4(a) to the Company's Registration Statement on Form S-4 filed May 23, 1997, Registration No. 333-27801, and incorporated here by reference).

       4(b) $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between the Company and The Prudential Insurance Company of America (filed as Exhibit 4(b) to the Company's Registration Statement on Form S-4 filed May 23, 1997, Registration No. 333-27801, and incorporated here by reference).

       4(c) Amendment to $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between the Company and The Prudential Insurance Company of America (filed as
                           Exhibit 4(g) to the Company's Form 10-Q for the quarter ended March 31, 1996, SEC File No. 1-2299, and incorporated here by reference).

       4(d) $50,000,000 Private Shelf Agreement dated as of November 27, 1996, as amended on January 30, 1998, between the Company and The Prudential Insurance Company of America (filed as Exhibit 4(f) to the Company's Form 10-Q for the quarter ended March 31, 1998, SEC File No. 1-2299, and incorporated here by reference).

       4(e) $150,000,000 Credit Agreement dated as of Attached November 5, 1998 among the Company, KeyBank National Association as Agent, and various financial institutions (filed as Exhibit 4(e) to the Company's Form 10-Q for the quarter ended September 30, 1998, SEC File No. 1-2299, and incorporated here by reference).

       4(f) Rights Agreement, dated as of February 2, 1998, between the Company and Harris Trust and Savings Bank, as Rights Agent, which includes as

                            Exhibit B thereto the Form of Rights Certificate (filed as Exhibit No. 1 to the Company's Registration Statement on Form 8-A filed July 20, 1998, SEC File No. 1-2299, and incorporated here by reference).

       5 Opinion of Squire, Sanders & Dempsey LLP as to the legality of the securities registered.

      23(a)                Consent of Deloitte & Touche LLP.

      23(b) Consent of Squire, Sanders & Dempsey LLP (contained in Exhibit 5).

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and the State of Ohio, on July 15, 1999.


                                         APPLIED INDUSTRIAL TECHNOLOGIES, INC.

                                         By:  /s/ John C. Dannemiller
                                            -------------------------------
                                              John C. Dannemiller
                                              Chairman of the Board
                                                and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby makes, constitutes and appoints John C. Dannemiller and Robert C. Stinson to act as, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated bellow any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


Signature                                     Title                                       Date
---------                                     -----                                       ----
/s/ John C. Dannemiller
-----------------------
John C. Dannemiller                           Chairman, Chief Executive Officer           July 15, 1999
                                              (signing as Principal Executive Officer
                                              and a Director)


/s/ John R. Whitten
-----------------------
John R. Whitten                               Vice President-Chief Financial Officer and  July 15, 1999
                                              Treasurer (signing as Principal Financial
                                              Officer)


/s/ Mark O. Eisele
-----------------------
Mark O. Eisele                                Vice President and Controller (signing as   July 15, 1999
                                              Controller)


Signature                                     Title                                       Date
---------                                     -----                                       ----

----------------------------
William G. Bares                              Director                                    July 15, 1999


/s/ Dr. Roger D. Blackwell
----------------------------
Dr. Roger D. Blackwell                        Director                                    July 15, 1999


/s/ William E. Butler
----------------------------
William E. Butler                             Director                                    July 15, 1999


/s/ Thomas A. Commes
----------------------------
Thomas A. Commes                              Director                                    July 15, 1999


/s/ Russel B. Every
----------------------------
Russel B. Every                               Director                                    July 15, 1999


/s/ Russell R. Gifford
----------------------------
Russell R. Gifford                            Director                                    July 15, 1999


/s/ L. Thomas Hiltz
----------------------------
L. Thomas Hiltz                               Director                                    July 15, 1999


/s/ John J. Kahl
----------------------------
John J. Kahl                                  Director                                    July 15, 1999



/s/ J. Michael Moore
----------------------------
J. Michael Moore                              Director                                    July 15, 1999


/s/ Dr. Jerry Sue Thornton
----------------------------
Dr. Jerry Sue Thornton                        Director                                    July 15, 1999


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees of or other persons who administer the Applied Industrial Technologies, Inc. Retirement Savings Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and the State of Ohio on the 15th day of July, 1999.


                                 APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                                      RETIREMENT SAVINGS PLAN


                                 By: Applied Industrial Technologies, Inc., as
                                      Plan Administrator


                                 By:     /s/ John C. Dannemiller
                                    ------------------------------
                                    John C. Dannemiller
                                    Chairman of the Board
                                     and Chief Executive Officer

                                  EXHIBIT INDEX

     EXHIBIT                                                           METHOD OF
     NUMBER                         DESCRIPTION                        FILING*
     ------                         -----------                        -------


4(a) Certificate of Merger of Bearings, Inc. (Ohio) and Bearings, Inc. (Delaware) filed with the Ohio Secretary of State on October 18, 1988, including an Agreement and Plan of Reorganization dated September 6, 1988 (filed as Exhibit 4(a) to the Company's Registration Statement on Form S-4 filed May 23, 1997, Registration No. 333-27801, and incorporated here by reference).

4(b) $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between the Company and The Prudential Insurance Company of America (filed as Exhibit 4(b) to the Company's Registration Statement on Form S-4 filed May 23, 1997, Registration No. 333-27801, and incorporated here by reference).

4(c) Amendment to $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between the Company and The Prudential Insurance Company of America (filed as
         Exhibit 4(g) to the Company's Form 10-Q for the quarter ended March 31, 1996, SEC File No. 1-2299, and incorporated here by reference).

4(d) $50,000,000 Private Shelf Agreement dated as of November 27, 1996, as amended on January 30, 1998, between the Company and The Prudential Insurance Company of America (filed as Exhibit 4(f) to the Company's Form 10-Q for the quarter ended March 31, 1998, SEC File No. 1-2299, and incorporated here by reference).

4(e) $150,000,000 Credit Agreement dated as of Attached November 5, 1998 among the Company, KeyBank National Association as Agent, and various financial institutions (filed as Exhibit 4(e) to the Company's Form 10-Q for the quarter ended September 30, 1998, SEC File No. 1-2299, and incorporated here by reference).

4(f) Rights Agreement, dated as of February 2, 1998, between the Company and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate (filed as Exhibit No. 1 to the Company's Registration Statement on Form 8-A filed July 20, 1998, SEC File No. 1-2299, and incorporated here by reference).

5 Opinion of Squire, Sanders & Dempsey LLP as to the legality of the securities registered. (attached)


-----------------
* All exhibits hereto are being filed through incorporation by reference, unless otherwise indicated.

23(a) Consent of Deloitte & Touche LLP. (attached)

23(b) Consent of Squire, Sanders & Dempsey LLP (contained in Exhibit 5).